Exhibit 99.1

The Western Union Company

Consumer-to-Consumer Regional View - Revenue Growth

(unaudited)

	Q1 2008	2007
		Q1	Q2	Q3	Q4	Total
Consumer-to-Consumer revenue growth - new view (a):
EMEASA	24%	18%	17%	18%	20%	18%
Americas	—%	(3)%	(4)%	(1)%	—%	(2)%
APAC	32%	35%	32%	36%	33%	34%

Total	14%	8%	7%	10%	12%	9%

Consumer-to-Consumer revenue growth - as previously reported:
International (b)	19%	15%	14%	16%	17%	15%
Domestic (c)	(8)%	(11)%	(10)%	(10)%	(9)%	(10)%
Mexico (d)	1%	(7)%	(7)%	(1)%	—%	(4)%

Total	14%	8%	7%	10%	12%	9%

Refer to footnote explanations on the last page of these schedules.

The Western Union Company

Consumer-to-Consumer Regional View - Revenue as a % of Western Union Revenue

(unaudited)

	Q1 2008	2007					2006
		Q1	Q2	Q3	Q4	Total
Revenue as a % of total Western Union revenue - new view (a):
EMEASA	42%	38%	40%	41%	42%	40%	38%
Americas	34%	38%	38%	36%	35%	37%	41%
APAC	7%	6%	6%	7%	7%	6%	5%

Total	83%	82%	84%	84%	84%	83%	84%

Revenue as a % of total Western Union revenue - as previously reported:
International (b)	66%	63%	64%	66%	67%	65%	62%
Domestic (c)	10%	12%	12%	11%	10%	11%	14%
Mexico (d)	7%	7%	8%	7%	7%	7%	8%

Total	83%	82%	84%	84%	84%	83%	84%

Refer to footnote explanations on the last page of these schedules.

The Western Union Company

Consumer-to-Consumer Regional View - Transaction Growth

(unaudited)

	Q1 2008	2007
		Q1	Q2	Q3	Q4	Total
Consumer-to-Consumer transaction growth - new view (a):
EMEASA	27%	25%	27%	26%	25%	26%
Americas	4%	4%	4%	6%	6%	5%
APAC	23%	40%	37%	33%	26%	34%

Total	14%	14%	14%	15%	14%	14%

Consumer-to-Consumer transaction growth - as previously reported:
International (b)	19%	21%	20%	20%	19%	20%
Domestic (c)	(3)%	(6)%	(5)%	(4)%	(3)%	(4)%
Mexico (d)	2%	2%	5%	7%	3%	4%

Total	14%	14%	14%	15%	14%	14%

(a)	In determining the percentage of revenue and the revenue and transaction growth rates under this regional view, the geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid, with each transaction and the related revenue being split 50% between the two regions. For those money transfer transactions that are initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region.

(b)	Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada and paid elsewhere, and transactions originated outside the United States or Canada and paid in the United States or Canada. Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico as reflected in (c) and (d) below.

(c)	Represents all transactions between and within the United States and Canada.

(d)	Represents all transactions to and from Mexico.